UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

Dyadic International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	333-102629	45-0486747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida	33477
(Address of principal executive offices)	(Zip Code)

(561) 743-8333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Dyadic International, Inc. (the “Company”) approved the award and payment of cash bonuses to the Company’s “named executive officers” (for whom disclosure was required and made in the Company’s definitive 2006 proxy statement pursuant to Item 402(b) of Regulation S-B), other than its Chief Executive Officer, for services rendered to the Company in calendar year 2006 as follows:

Named Executive Officer and Principal Position	Bonus Amount
Wayne Moor Chief Financial Officer and Vice President	$35,000
Ratnesh (Ray) Chandra Senior Vice President, Marketing--Biotechnology Systems	$9,000
Kent M. Sproat Executive Vice President, Enzyme Business	$20,000
Alexander (Sasha) Bondar Vice President, Strategy & Corporate Development	$15,000

In addition, the Committee (together with all of the other independent members of the Board) awarded Mark A. Emalfarb, the Company’s Chief Executive Officer, a cash bonus in the amount of $75,000 for services rendered in calendar year 2006, and deferred the payment thereof until such time as the Committee (together with all of the other independent members of the Board) deems it advisable to make such payment. Finally, the Committee (together with all of the other independent members of the Board) approved the payment to the Company’s Chief Executive Officer of [cash bonuses previously awarded to him in the amount of $75,000 each, for services rendered in calendar years 2004 and 2005, which had been accrued as an expense by the Company for those years.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: February 2, 2007   By:  /s/ Mark A. Emalfarb___
Name: Mark A. Emalfarb
Title:	President and Chief Executive Officer